Exhibit 99.1
April 26, 2007
FOR IMMEDIATE RELEASE
GEORGIA-CAROLINA BANCSHARES, INC. ANNOUNCES
GROWTH IN FIRST QUARTER EARNINGS
     AUGUSTA, GEORGIA, April 26, 2007 — GEORGIA-CAROLINA BANCSHARES, INC. (GECR.OB), parent company of FIRST BANK OF GEORGIA, announced that for the three months ended March 31, 2007, net income increased by 12.6% compared to the three months ended March 31, 2006. Net income for the first quarter was $731,000 ($0.21 per diluted common share), compared to $649,000 ($0.19 per diluted common share) for the first quarter of 2006.
     Patrick G. Blanchard, President and CEO of the Company stated that “We are pleased with our performance particularly in light of the overall operating results of the bank as it relates to the revenues produced by the new Main Office banking center and the other profit centers.”
     The Company reported total consolidated assets of the Company of $428 million, an increase of 16.1% over the prior year period. This also represents an increase of 2.6% since December 31, 2006.
     Total loans, excluding loans held for resale, increased by 19.9% over the same quarter of last year to $295,525,000, and a 6.9% increase since December 31, 2006.
     Total deposits experienced a 20.7% increase over the same quarter last year and were $384 million at quarter end. Total deposits also represented a 12.7% increase since December 31, 2006.
     While reporting the increase in net income, the bank also reported the quarterly addition to the provision for loan losses of $268,000 compared to contributions to the reserve of $183,000 for the first quarter of 2006. This increase in the provision resulted from a growth in bank loans of $19,028,000, a 6.9% increase as compared to December 31, 2006.
     Book value of the common stock of the Company increased 12.7% to $9.77 per share at March 31, 2007 from $8.67 per share as of March 31, 2006.
     “We are extremely pleased with our first quarter growth in loans and deposits through our six banking and three mortgage offices,” stated Remer Y. Brinson III, President & CEO of First Bank.

PRESS RELEASE
April 26, 2007
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     “Our new Remote Check Deposit Program, which allows our commercial customers to make check deposits without ever leaving their office, has been well received,” Brinson continued.
     Georgia-Carolina Bancshares, Inc. is a bank holding company with $428 million in assets as of March 31, 2007. The Company owns First Bank of Georgia which conducts banking operations through offices in Augusta, Columbia County and Thomson, Georgia.
     Georgia-Carolina Bancshares, Inc.’s common stock is quoted on the Over-The-Counter Bulletin Board under the symbol GECR.OB.
     Morgan Keegan & Company, Inc. serves as the principal market maker of the common stock of the Company.
     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans” or similar expressions to identify forward-looking statements, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic and market conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.
     Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
     For additional information, please contact Mr. Patrick G. Blanchard, President & CEO at (706) 731-6600.

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